Exhibit 99.1

Mattersight Announces First Quarter 2016 Results

Chicago, IL – (Marketwired – May 4, 2016) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the first quarter ending March 31, 2016.

“We continue to experience strong bookings growth, as our rolling four quarter bookings were up 47% year-over-year in Q1, and we entered Q2 with the deepest and broadest pipeline we’ve ever had,” said Mattersight CEO Kelly Conway. “We also see the opportunity to significantly expand a number of our largest accounts over the next 12-18 months.  The growth in our bookings is setting Mattersight up for a significant increase in revenues in the back half of 2016.  In addition, the tailwinds around personality analytics are increasingly favorable.  The long-term outlook for Mattersight has never been so bright.”

First Quarter 2016 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings for the first quarter were $5.4 million. ACV bookings for the last four quarters were $25.1 million, a 47% year-over-year increase.
•	Book of Business: Annualized Book of Business was $58.2 million for the first quarter, up 28% on a year-over-year basis.
•	Subscription Revenues: Total subscription revenues were $9.2 million, up 11% on a year-over-year basis.
•	Total Revenues: Total revenues for the first quarter were $10.1 million, representing an 8% increase on a year-over-year basis.
•	Revenue in Deployment: Annualized revenue in deployment was $17.9 million, a 121% increase on a year-over-year basis.
•	Gross Margin: Gross margin was 67.7% in the first quarter.

First Quarter 2016 Business Highlights

•	Additional Liquidity: Extended the $15 million line of credit with Silicon Valley Bank through March 2018 and entered into an additional 4 year, $6 million term loan with Silicon Valley Bank.
•	Reseller Partnership: Signed a key reseller agreement with a Top 10 U.S. consulting/SI firm.
•	Patents: Added three new patents, bringing Mattersight’s total U.S. patent portfolio to 25 and bolstering the protection of Mattersight’s innovative solutions.
•

Workstyle Product Launch: Announced the official launch of the Workstyle product, a lightweight SaaS app that bolsters emotional connections and employee engagement in the call center by using game mechanics to train agents to identify, understand and connect with the personalities around them.

•

Voci Partnership: Announced a strategic partnership with leading speech-to-text and voice analytics provider Voci Technologies, whereby Mattersight will license Voci's V-Blaze™ transcription engine and call recording converters and Voci will license Mattersight's Behavioral Analytics Cloud.

•

Technology Award: Presented with a Gold Stevie® Award – the highest possible honor – in the Sales or Customer Service Solutions Technology Partner of the Year category, in the tenth annual Stevie Awards for Sales & Customer Service.

Non-GAAP Financial Measures

The Company realized an "Adjusted Earnings1" loss of $2.6 million for the first quarter of 2016. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight's net loss was $5.8 million in the first quarter of 2016.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, May 4, 2016. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 97048969.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until June 4, 2016, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 97048969.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight's mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight's stack of patented SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

1 Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted Earnings reflect Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Sheau-ming Ross

Chief Financial Officer

312.454.3594

Sheau-ming.Ross@Mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months
	Ended
	March 31,	March 31,
	2016	2015
Revenue:
Subscription revenue	$9,222	$8,332
Other revenue	831	984
Total revenue	10,053	9,316
Operating expenses:
Cost of subscription revenue	2,480	1,868
Cost of other revenue	766	707
Total cost of revenue, exclusive of depreciation and amortization shown below:	3,246	2,575
Research and development	3,250	3,408
Sales and marketing	4,630	3,156
General and administrative	3,167	2,882
Depreciation and amortization	1,400	995
Total operating expenses	15,693	13,016
Operating loss	(5,640)	(3,700)
Interest and other expense, net	(171)	(114)
Change in fair value of warrant liability	—	5
Loss before income taxes	(5,811)	(3,809)
Income tax provision	(10)	(8)
Net loss	(5,821)	(3,817)
Dividends related to Series B convertible preferred stock	(143)	(147)
Net loss available to common stockholders	$(5,964)	$(3,964)
Per share of common stock:
Basic net loss available to common stockholders	$(0.24)	$(0.18)
Diluted net loss available to common stockholders	$(0.24)	$(0.18)
Shares used to calculate basic net loss per share	25,064	21,877
Shares used to calculate diluted net loss per share	25,064	21,877
Stock-based compensation is included in individual line items above:
Total cost of revenue	$74	$59
Research and development	329	266
Sales and marketing	479	366
General and administrative	743	674

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months
	Ended
	March 31,	March 31,
	2016	2015
Net loss	$(5,821)	$(3,817)
Other comprehensive loss:
Effect of currency translation	(3)	(1)
Comprehensive net loss	$(5,824)	$(3,818)

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31,	December 31,
	2016	2015
ASSETS:
Current Assets:
Cash and cash equivalents	$24,461	$15,407
Receivables (net of allowances of $57 and $24, respectively)	7,109	4,863
Prepaid expenses	5,121	4,582
Other current assets	189	235
Total current assets	36,880	25,087
Equipment and leasehold improvements (net of accumulated depreciation and amortization of $16,062 and $14,805, respectively)	8,773	8,523
Goodwill	972	972
Intangibles (net of amortization of $3,443 and $3,351, respectively)	3,361	3,353
Other long-term assets	2,226	2,467
Total assets	$52,212	$40,402
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$9,200	$—
Accounts payable	1,291	1,223
Accrued compensation and related costs	3,274	2,761
Unearned revenue	5,563	6,378
Capital leases	2,129	1,819
Other current liabilities	2,342	1,796
Total current liabilities	23,799	13,977
Long-term debt	5,940	—
Long-term unearned revenue	1,677	1,597
Long-term capital leases	1,941	1,614
Other long-term liabilities	5,530	5,689
Total liabilities	38,887	22,877
Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,641,986 and 1,644,768 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively, with a liquidation preference of $10,572 and $10,443 at March 31, 2016 and December 31, 2015, respectively	8,374	8,388
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 27,655,133 and 27,636,853 shares issued at March 31, 2016 and December 31, 2015, respectively; and 26,594,463 and 25,849,876 outstanding at March 31, 2016 and December 31, 2015, respectively	276	276
Additional paid-in capital	262,262	264,212
Accumulated deficit	(247,906)	(242,085)
Treasury stock, at cost, 1,060,670 and 1,786,977 shares at March 31, 2016 and December 31, 2015, respectively	(5,651)	(9,239)
Accumulated other comprehensive loss	(4,030)	(4,027)
Total stockholders’ equity	4,951	9,137
Total liabilities and stockholders’ equity	$52,212	$40,402

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(5,821)	$(3,817)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,400	995
Stock-based compensation	1,625	1,365
Provision for uncollectible amounts	33	—
Change in fair value of warrant liability	—	(5)
Changes in assets and liabilities:
Receivables	(2,279)	(990)
Prepaid expenses	(574)	(1,069)
Other current assets	5	19
Other long-term assets	232	—
Accounts payable	(73)	536
Accrued compensation and related costs	513	(107)
Unearned revenue	(735)	(1,615)
Other current liabilities	55	(102)
Other long-term liabilities	246	213
Total Adjustments	448	(760)
Net cash used in operating activities	(5,373)	(4,577)
Cash Flows from Investing Activities:
Capital expenditures	(339)	(659)
Investment in Intangible assets	(228)	(255)
Net cash used in investing activities	(567)	(914)
Cash Flows from Financing Activities:
Proceeds from line of credit	9,200	7,000
Proceeds from term loan	6,000	—
Principal payments under capital lease obligations	(322)	(437)
Acquisition of treasury stock	(134)	(627)
Series B convertible preferred stock dividend	(3)	—
Proceeds from exercise of stock options	277	59
Fees from issuance of term loan	(60)	—
Proceeds from employee stock purchase plan	37	51
Net cash provided by financing activities	14,995	6,046
Effect of exchange rate changes on cash and cash equivalents	(1)	(8)
Increase in cash and cash equivalents	9,054	547
Cash and cash equivalents, beginning of period	15,407	14,238
Cash and cash equivalents, end of period	$24,461	$14,785
Non-Cash Investing and Financing Activities:
Capital lease obligations incurred	$958	$581
Capital equipment purchased on credit	958	581
Change in fair value of warrants classified as liability	—	376
Change in fair value of intellectual property purchase liability	—	2,446
Supplemental Disclosures of Cash Flow Information:
Interest paid	$103	$80

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months
	Ended
	March. 31,	March 31,
	2016	2015
GAAP — Operating loss	$(5,640)	$(3,700)
Add back (reduce) the effect of:
Stock-based compensation	1,625	1,365
Depreciation and amortization	1,400	995
Adjusted earnings measure — loss	$(2,615)	$(1,340)